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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8 to be filed on or about June 25, 1998 for the registration of 250,000 shares of common stock) pertaining to the Employee Stock Purchase Plan of Paymentech, Inc., of our report dated September 23, 1997, with respect to the consolidated financial statements of Paymentech, Inc. included in its Annual Report (Form 10-K) for year ended June 30, 1997, filed with the Securities and Exchange Commission.



                                              /s/ ERNST & YOUNG LLP



Dallas, Texas
June 24, 1998

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